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                                                                    Exhibit 23.2


                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Spine-Tech, Inc. 1996 Omnibus Stock Plan and the Spine-Tech, Inc. Employee Stock Purchase Plan of our report dated February
21, 1996 with respect to the financial statements and schedule of Spine-Tech, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

Minneapolis, Minnesota
July 1, 1996